CONSENT OF ERNST & YOUNG LLP,
                  INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We consent to the references to our firm under the captions "Financial Highlights" in the Prospectuses and "Independent Registered Public Accounting Firm" in the Statements of Additional Information of the Commerce Capital Government Money Market Fund, Commerce Capital Treasury Obligations Money Market Fund, Commerce Institutional Select Government Money Market Fund, Edgewood Growth Fund, FMC Select Fund, FMC Strategic Value Fund, HGK Equity Value Fund, Haverford Quality Growth Stock Fund, LSV Conservative Core Equity Fund, LSV Conservative Value Equity Fund, LSV Value Equity Fund, WHG Balanced Fund, WHG Income Opportunity Fund, WHG LargeCap Value Fund, WHG SmallCap Value Fund and WHG SMidCap Fund and to the incorporation by reference in this Registration Statement (Form N-1A) (Post-Effective Amendment No. 109 to File No. 033-42484; Amendment No. 110 to File No. 811-06400) of The Advisors' Inner Circle Fund of our reports dated December 19, 2008, included in the 2008 Annual Reports to shareholders.

                                                          /s/ Ernst & Young LLP
                                                          ---------------------
                                                          ERNST & YOUNG LLP

Philadelphia, Pennsylvania
February 27, 2009